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                                                                   EXHIBIT 99.11


                            KRUG INTERNATIONAL CORP.,
                                    AS ISSUER


                                       AND

                         HARRIS TRUST AND SAVINGS BANK,
                                AS WARRANT AGENT



                                -----------------





                                WARRANT AGREEMENT


                           DATED AS OF AUGUST 20, 1999



                                -----------------



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                               TABLE OF CONTENTS*

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
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
PARTIES........................................................................................................   1
RECITALS.......................................................................................................   1
SECTION 1.        Appointment of Warrant Agent.................................................................   2
SECTION 2.        Form of Warrant Certificates.................................................................   1
SECTION 3.        Execution of Warrant Certificates............................................................   1
SECTION 4.        Registration and Countersignature............................................................   2
SECTION 5.        Registration of Transfers and Exchanges......................................................   2
SECTION 6.        Duration and Exercise of Warrants and Residual Value.........................................   2
SECTION 7.        Payment of Taxes.............................................................................   3
SECTION 8.        Mutilated or Missing Warrant Certificates....................................................   3
SECTION 9.        Reservation of Shares........................................................................   3
SECTION 10.       Obtaining of Governmental Approvals..........................................................   4
SECTION 11.       Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants..........   4
SECTION 12.       Fractional Warrants and Fractional Shares....................................................   6
SECTION 13.       Notice to Warrant Holders....................................................................   6
SECTION 14.       Merger, Consolidation or Change of Name of Warrant Agent.....................................   6
SECTION 15.        Warrant Agent...............................................................................   7
SECTION 16.       Disposition of Proceeds of Exercise of Warrants..............................................   9
SECTION 17.       Change of Warrant Agent......................................................................   9
SECTION 18.       Notices to Company and Warrant Agent.........................................................   9
SECTION 19.       Supplements and Amendments...................................................................  10
SECTION 20.       Successors...................................................................................  10
SECTION 21.       Termination..................................................................................  10
SECTION 22.       Governing Law................................................................................  10
SECTION 23.       Benefits of This Agreement...................................................................  10
SECTION 24.       Counterparts.................................................................................  11
SECTION 25.       Definitions..................................................................................  11
TESTIMONIUM....................................................................................................  11
SIGNATURES AND SEALS...........................................................................................  11

EXHIBIT "A"....................................................................................................  12


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    * This table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.



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         WARRANT AGREEMENT dated as of August 20, 1999, between KRUG
INTERNATIONAL CORP., an Ohio corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company proposes to issue and distribute up to 625,000 warrants (the "Warrants") entitling the holders to purchase a maximum aggregate of 625,000 shares of its Common Stock, without par value (such 625,000 shares being hereinafter referred to as the "Shares" and where appropriate such term shall also mean the other securities or property purchasable upon the exercise of a Warrant as provided for herein upon the happening of certain events; and such Common Stock being hereinafter referred to as the "Common Stock") and the certificates evidencing the Warrants being hereinafter referred to as "Warrant Certificates"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, replacement and exercise of Warrant Certificates and other matters as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. Form of Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, a Senior Vice President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, a Senior Vice President, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         In connection with the initial issuance of the Warrant Certificates, upon receipt of Warrant Certificates executed by the Company and a written order of the Company executed by its Chairman of the Board, Chief Executive Officer, President, a Senior Vice President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Agent will countersign and deliver Warrant Certificates in accordance with the instructions contained in such order.

         Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.


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         SECTION 4. Registration and Countersignature. Warrant Certificates
distributed as provided in Section 12 shall be registered in the name of the record holders of the Warrant Certificates to whom they are to be distributed.

         Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

         The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership of other writing thereon made by anyone), for the purpose of any exercise or conversion thereof and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

         Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Warrant Agent at its office maintained for the purpose of exchanging, transferring and exercising the Warrants in the Atlanta, Georgia (the "Warrant Agent Office"), for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange, transfer and exercise shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.

         The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by
Section 12.

         SECTION 6. Duration and Exercise of Warrants and Residual Value. The Warrants shall expire on September 30, 2002 (such date of termination being herein referred to as the "Termination Date"). Each Warrant may be exercised on or after October 1, 2000 (on any business day prior to the close of business on the Termination Date), but only if a registration statement covering the shares issuable upon exercise of the Warrant has been declared effective by the Securities and Exchange Commission ("SEC") and is effective at the time of exercise. The Company shall file with the SEC a registration statement covering the Shares issuable upon exercise of the Warrants as promptly as practicable after July 15, 2000 at any time the Closing Price per Share exceeds $3.50 for 10 consecutive trading days (unless a registration statement covering such Shares is then effective). The Company is obligated during the term of the Warrants to endeavor to maintain the effectiveness of such registration statement the greater of (i) 90 days or (ii) consecutive 60 day periods after the date the registration statement covering such Common Stock is first declared effective by the SEC, so long as the Closing Price of the Common Stock continues to be above $3.50 per share for at least 10 consecutive trading days during each such period. The Company reserves the right to reduce the exercise price of the Warrants, on thirty days' notice, for a minimum of thirty days.

         Subject to the provisions of this Agreement, when this Warrant is exercisable as set forth above the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and non-assessable Share at the initial exercise price (the "Exercise Price") of $3.875 upon the surrender on any business day prior to the close of business (6:00 p.m. New York time) on the Termination Date to the Warrant Agent at the Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price in lawful money of

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the United States of America. Exercisable Warrants evidenced by a Warrant
Certificate shall be exercisable prior to the close of business on the Termination Date, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of Warrants specified in the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the close of business on the Termination Date, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. No adjustments shall be made for any cash dividends on Shares issuable on the exercise of a Warrant.

         Subject to Section 7, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the transfer agent for the Shares for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price. The Warrant Agent is hereby authorized to countersign and deliver the required new Warrant Certificate or Certificates, if any, pursuant to the provisions of this Section 6 and of Section 5.

         The "Closing Price" of the Common Stock for purposes of this Section 6 shall mean (i) the closing price of the Common Stock on the applicable day(s) on the American Stock Exchange or such other national securities exchange, or The Nasdaq Stock Market's National Market ("Nasdaq National Market"), whichever is the principal market on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day(s) on such exchange or the Nasdaq National Market, as the case may be, the highest reported closing bid price on such day(s) as officially quoted on such exchange or the Nasdaq National Market, as the case may be, (iii) if the Common Stock is not then listed or admitted to trading on any such securities exchange or the Nasdaq National Market, as the case may be, the highest reported closing bid on such day(s) in the over-the counter market, as furnished by the Nasdaq system, (iv) if such corporation at the time is not engaged in the business of reporting such prices, such price as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, such price as furnished by any nationally recognized member of the NASD selected by the Company which is independent of the Company. The "Closing Price" shall mean the referenced prices on a "regular way" basis, i.e., priced exclusive of any dividends.

         SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificate for Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         SECTION 9. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or treasury Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of


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business on the Termination Date, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for such Common Stock is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock or treasury Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such transfer agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such transfer agent with duly executed stock certificates for such purpose.

         Before taking any action which would cause an adjustment pursuant to
Section 11 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at the Exercise Price as so adjusted.

         The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable and free from all taxes, liens, charges and security interests created by the Company with respect to the issuance thereof.

         SECTION 10. Obtaining of Governmental Approvals. The Company from time to time will use its best efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise or conversion of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants.

         SECTION 11. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

         (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus, or dividends payable in Common Stock or subscription rights or warrants), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Fair Market Value per share of Common Stock (as defined in Section 11 (c), on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive if based on reasonable assumptions, and described in a statement filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so


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to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such Fair Market Value (as defined in Section 11 (c)) per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect is such record had not been fixed.

         (c) For the purpose of any computation under Section 11(b), the Fair Market Value per share of Common Stock on any date shall be deemed to be the average of the daily Fair Market Value for the 30 consecutive trading days. "Fair Market Value" means (i) the highest closing sale price, regular way (excluding dividends or accrued interests), on such day on the National Exchange which is the principal market for such securities, (ii) if no sale takes place on such day(s) on such National Exchange, the last reported closing bid on such day as officially quoted on such National Exchange or (iii) if the Common Stock is not then listed or admitted to trading on any such National Exchange, the last reported closing bid on such day(s) in the over-the-counter market, as furnished by Nasdaq system or other recognized reporting entity.

         (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (e) In the event that at any time, as a result of an adjustment made pursuant to Section 11 (a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 11(a) and (b), inclusive, and the provisions of Sections 6, 7, 9, 10, 11(d), 11(i) and 12 with respect to the Shares shall apply on like terms to any such other shares.

         (f) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date the Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock of the Company, of any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (g) Unless the Company shall have exercised its election as provided in
Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11 (a) or (b), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the number of Shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (h) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in Section 11(g).

         (i) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or other entity (other than a consolidation or merger in which the Company is the


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


continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as an entirety to any other corporation, each Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 11(i). The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Agreement.

         SECTION 12. Fractional Warrants and Fractional Shares. (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 11 or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants the Company, in its sole discretion shall either (i) round the Warrants issuable up to the nearest whole Warrant or (ii) pay or cause to be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current Fair Market Value of a full Warrant. For purposes of this Section 12, the Fair Market Value of the Warrant shall be the Fair Market Value of the Warrant (as determined pursuant to the second sentence of Section 11(c)) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

         SECTION 13. Notice to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 11, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants with recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

         SECTION 14. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. In case at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent


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or in the name of the successor Warrant Agent; and in all such cases such
Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent may conclusively rely upon and shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement, except as a result of its negligence or bad faith. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Warrants and termination of this Agreement.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                  (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

                  (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

                  (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued by validity issued, fully paid and non-assessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

                  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Warranty Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in any such application or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action taken or omitted.

                  (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (m) The Warrant Agent shall not be required to take notice or be deemed to have any notice of any fact, event or determination under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  (n) If, with respect to any Warrant Certificate surrendered to the Warrant Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Warrant Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  (o) The Warrant Agent shall be liable hereunder to the Company and any other person only for its own negligence, bad faith or willful misconduct.

         SECTION 16. Disposition of Proceeds of Exercise of Warrants. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on the purchase of Shares through the exercise of Warrants.

         SECTION 17. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 30 days after the giving of written notice thereof to the Company and, at the expense of the Company, to the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent, the Company shall appoint a successor. If the Company shall fail to make such appointment within a period of 30 days after it has been so notified in writing by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent whether appointed by the Company or by such a court shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any State thereof, and must have at the time of its appointment as warrant agent a combined capital and surplus of at least fifty million dollars. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor warrant agent, as the case may be.

         SECTION 18. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                        Krug International Corp.
                        900 Circle 75 Parkway, Suite 1300
                        Atlanta, Georgia 30339
                        Attention:   Robert M. Thornton, Jr.
                                     Chief Executive Officer and President


         In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:


                        Harris Trust and Savings Bank
                        700 Louisiana Street
                        Suite 3350
                        Houston TX 77002
                        Attention:  Corporate Trust Department

         SECTION 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates. The Company may extend the period during which the Warrants are exerciseable and lower the Exercise Price without the approval of the holders or the Warrant Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Warrant Agent under this Agreement will be effective against the Warrant Agent without the execution of such supplement or amendment by the Warrant Agent.

         SECTION 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 21. Termination. This Agreement shall terminate at the close of business on April 30, 2002. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 15 shall survive such termination.

         SECTION 22. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 23. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 25. Definitions. Certain capitalized terms used herein have the meaning ascribed to them in the Definitions Appendix hereto dated an even date herewith.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                      KRUG INTERNATIONAL CORP.



                                      By
                                         ---------------------------------------
                                         Robert M. Thornton, Jr.
                                         Chief Executive Officer and President

[SEAL]


Attest:
       -----------------------------
       Mark Stockslager
       Controller

                                         HARRIS TRUST AND SAVINGS BANK,
                                         as Warrant Agent


                                         By
                                            ------------------------------------
                                                        Vice President

                                   EXHIBIT "A"

                          [FORM OF WARRANT CERTIFICATE]
                                     [FACE]

   EXERCISABLE ONLY ON OR AFTER OCTOBER 1, 2000 DURING THE EFFECTIVENESS OF A REGISTRATION STATEMENT COVERING THE COMMON STOCK ISSUABLE UPON EXERCISE AND
                         ON OR BEFORE SEPTEMBER 30, 2002

                                                                 [ ##s] WARRANTS

                               WARRANT CERTIFICATE
                            KRUG INTERNATIONAL CORP.

         This Warrant Certificate certifies that __________________, or registered assigns, is the registered holder of [ ##s] Warrants (the "Warrants") expiring September 30, 2002 to purchase shares of Common Stock, without par value, of KRUG INTERNATIONAL CORP., an Ohio corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company on or after October 1, 2000 and on, or before the close of business (6:00 p.m. New York time) on April 30, 2002 one fully paid and non-assessable share of Common Stock, without par value, of the Company (the "Shares") at the initial exercise price (the "Exercise Price") of $3.875 per share payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in Atlanta, Georgia (the "Warrant Agent Office"), but only subject to the conditions set forth herein and in the Warrant Agreement. As provided in the Warrant Agreement, each Warrant may be exercised on or after October 1, 2000 only if a registration statement covering the shares issuable upon exercise of the Warrant has been declared effective by the Securities and Exchange Commission ("SEC") and is effective at the time of exercise. The Exercise Price and number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Dated: KRUG INTERNATIONAL CORP.


                                        By
                                           ---------------------------------
                                           Chief Executive Officer and President

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Warrant Agent
                                        By
                                           ---------------------------------
                                           Secretary
By:
    --------------------------------
         Authorized Signature

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

                            KRUG INTERNATIONAL CORP.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring September 30, 2002 to purchase shares of Common Stock, without par value, of the Company, and are issued or to be issued pursuant to a Warrant Agreement dated as of August 20, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" and "holder" meaning the registered holders or registered holder) of the Warrants.

         Warrants may be exercised to purchase Shares from the Company on or after October 1, 2000 and on or before the close of business (6:00 p.m. New York time) on the Termination Date, at the Exercise Price set forth on the face hereof, subject to adjustment, as hereinafter referred to, provided, however, that a registration statement filed with the Securities and Exchange Commission covering the Shares be effective at the time of such exercise. The holder of exercisable Warrants evidenced by the Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the Warrant Agent Office. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant.

         Payment of the Exercise Price of Warrants may be made by tendering cash only.

         The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (i) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted or
(ii) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the latter event, the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates.

         The Company may, but shall not be required to issue fractions of Warrants or fractions of Shares or any certificates which evidence Warrants or fractional Shares. In lieu of such fractional Warrants and fractional Shares, the Company may instead pay to the registered holders of the Warrant Certificates with regard to which such fractional Warrants or fractional Shares otherwise issuable, at the sole election of the Company either (i) an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Warrant or a full Share, as the case may be or (ii) a full Warrant or full Share, as the case may be, in lieu of such fractional Share or fractional Warrant.

         Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange of this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise or conversion hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                         [FORM OF ELECTION TO EXERCISE]


     (To be executed upon exercise of Warrant prior to the close of business on the Termination Date)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ Shares and herewith tenders payment for such Shares in the amount of $________ cash. The undersigned requests that a certificate representing the Shares be registered in the name of _______________________ whose address is ______________ and that such certificate be delivered to _____________________ whose address is ____________. If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the Shares be registered in the name of ___________________ whose address is _____________________ and that such Warrant Certificate be delivered to
_____________________ whose address is _______________________. Any cash payments to be paid in lieu of a fractional Share should be made to __________ whose address is ___________________________ and the check representing payment thereof should be delivered to ____________________ whose address is
_____________________________________.

                         Dated: _________________, ____
                                [Social Security Box]


                         Name of holder of Warrant Certificate: ________________
                                                                  (Please print)

                         Address:______________________________________________

                         ______________________________________________________

                         Signature: ___________________________________________
                              Note: The above signature must correspond
                                    with the same as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or may change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised hereunder is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

                              [FORM OF ASSIGNMENT]


         For value received ______________________ hereby sells, assigns and transfers unto _____________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ___________________, ____




                           _____________________________________________________
                           Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: